Exhibit 99.1

SandRidge Energy Expands Board of Directors and Adopts Universal Proxy Card

Shareholders Encouraged to Support SandRidge’s Five Highly Qualified Directors

Plus Two Independent Nominees from Icahn Capital

OKLAHOMA CITY, May 7, 2018 — SandRidge Energy, Inc. (“SandRidge” or the “Company”) (NYSE: SD) today announced that its Board of Directors will increase the number of directors from five to seven, effective immediately prior to the 2018 Annual Meeting of Shareholders.

SandRidge recommends shareholders support its current directors – Sylvia K. Barnes, Kenneth H. Beer, Michael L. Bennett, William M. Griffin and David J. Kornder – at the upcoming Annual Meeting. In addition, the SandRidge Board encourages shareholders to support two independent nominees put forth by Icahn Capital. SandRidge also noted that its Board interviewed and carefully evaluated all of the Icahn Capital nominees and offered to appoint John J. “Jack” Lipinski and Randolph C. Read as directors in connection with a settlement proposal that Icahn Capital refused.

SandRidge also announced it will use a “universal proxy card” at the upcoming annual meeting. The use of a universal proxy card provides shareholders with flexibility and clarity regarding their votes in a contested election and enables shareholders to cast votes for any director nominee on a single card, regardless of who nominated them, without attending the shareholder meeting in person. In this way, each shareholder will be able to vote for those individuals they believe will serve in their best interests as directors. In Icahn Capital’s nomination materials dated April 13, 2018, its nominees consented in writing to be named as nominees for directors in SandRidge’s proxy statement.

“The changes announced today reflect SandRidge’s ongoing commitment to good governance and ensuring the Board consists of highly qualified individuals, focused on the best interest of all shareholders,” said Chairman Michael L. Bennett. “We recognize the benefit of independent shareholder representation on the Board and fully support shareholders’ ability to elect those candidates they believe will best represent their interests.”

Mr. Bennett continued, “We continue to believe that turning control of the Board fully over to the slate of directors proposed by Icahn Capital, including its non-independent employees, presents numerous potential conflicts, and would be detrimental to the Board’s ongoing formal evaluation of strategic alternatives. Expanding the Board and enabling shareholders to elect the directors they desire ensures the Board will continue to act in shareholders’ best interest.”

About SandRidge Energy, Inc.

SandRidge Energy, Inc. (NYSE: SD) is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth oriented projects in Oklahoma and Colorado. The majority of the Company’s production is generated from the Mississippi Lime formation in Oklahoma and Kansas. Development activity is currently focused on the Meramec formation in the NW STACK Play in Oklahoma and multiple oil rich Niobrara benches in the North Park Basin in Colorado.

Important Additional Information

SandRidge, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”). The Company has filed a preliminary proxy statement and white proxy card with the U.S.

123 Robert S. Kerr Avenue, Oklahoma City, OK 73102 • Phone 405.429.5500, Fax 405.429.5977 • www.SandRidgeEnergy.com

Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY”S DEFINITIVE PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company common stock and restricted stock is included in the Company’s SEC filings on Forms 3, 4 and 5, which can be found through the Company’s website www.sandridgeenergy.com in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s definitive proxy statement for the 2017 Annual Meeting of Shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2018 Annual Meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.sandridgeenergy.com in the section “Investor Relations.”

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements concerning our expectations for future performance, including statements regarding the exploration of strategic alternatives, the pursuit of options that maximize shareholder value and the consideration of candidates for nomination to SandRidge’s Board of Directors. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: uncertain outcome, impact, effects and results of SandRidge’s exploration of strategic alternatives; and any changes in general economic or industry specific conditions. SandRidge cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in SandRidge’s public filings with the SEC, which are available at the SEC’s website, http://www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement, and SandRidge undertakes no obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Investor Contact:

Johna Robinson

Investor Relations

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

+1 (405) 429-5515

MacKenzie Partners, Inc.

Dan Burch, +1 (212) 929-5748, dburch@mackenziepartners.com

Paul Schulman, +1 (212) 929-5364, pschulman@mackenziepartners.com

Media Contact:

SVC

Bryan Locke, +1 (312) 895-4700, blocke@sardverb.com

Kelly Kimberly, +1 (832) 680-5120, kkimberly@sardverb.com